UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 2, 2022

UR-ENERGY INC.
(Exact name of registrant as specified in its charter)

Canada	001-33905	Not applicable
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

10758 W Centennial Road, Suite 200 Littleton, Colorado	80127
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (720) 981-4588

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol	Name of each exchange on which registered:
Common Stock	URG (NYSE American); URE (TSX)	NYSE American; TSX

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously disclosed on the Form 8-K of Ur-Energy Inc. (“Ur-Energy” or the “Company”) filed March 1, 2022, Jeffrey T. Klenda, the Chairman, Chief Executive Officer and President of Ur-Energy resigned as the Chief Executive Officer of the Company effective March 1, 2022. Mr. Klenda did not stand for re-election at the Company’s Annual General and Special Meeting of Shareholders held on June 2, 2022, and has now also retired as President, effective June 2, 2022.

Effective June 3, 2022, John W. Cash was appointed President of the Company to succeed Mr. Klenda in that position. Mr. Cash was previously appointed Chief Executive Officer of the Company, effective March 1, 2022. Mr. Cash was nominated, and elected, to serve as a director of the Company at the Annual General and Special Meeting of Shareholders. On June 2, 2022, the Board of Directors (the “Board”) of the Company appointed Mr. Cash to serve as the non-independent Chairman of the Board.

Item 5.07 Submission of Matters to a Vote of Security Holders.

The Company held its Annual General and Special Meeting of Shareholders (the “Meeting”) on June 2, 2022. At the Meeting, four proposals were submitted to the shareholders for approval as set forth in the Company’s definitive proxy statement, filed April 21, 2022. As of April 8, 2022, the record date for the Meeting, a total of 218,622,828 common shares of the Company (the “Common Shares”) were outstanding and entitled to vote. In total, 117,979,867 Common Shares were present in person or represented by proxy at the Meeting, which represented 53.97% of the Common Shares outstanding and entitled to vote as of the record date.

Proposal No. 1 – Election of Directors. The shareholders elected all of the directors presented to the shareholders.

Nominee	Votes For	%	Votes Withheld	%	Non-Votes
W. William Boberg	50,021,685	68.20	23,326,255	31.80	44,631,927
John W. Cash	71,947,377	98.09	1,400,564	1.91	44,631,926
Rob Chang	62,313,454	84.96	11,034,486	15.04	44,631,927
James M. Franklin	61,074,768	83.27	12,273,173	16.73	44,631,926
Gary C. Huber	53,206,557	72.54	20,141,383	27.46	44,631,927
Thomas H. Parker	70,333,076	95.89	3,014,865	4.11	44,631,926
Kathy E. Walker	71,594,668	97.61	1,753,272	2.39	44,631,927

Proposal No. 2 – Reappointment of PricewaterhouseCoopers LLP as independent auditors of the Company and authorization for the directors to fix the remuneration of the auditors. There was one broker non-vote on Proposal No. 2.

For	Withheld
115,123,352	2,856,514

Proposal No. 3 – Advisory (non-binding) vote regarding the compensation of the Company’s named executive officers. There were 44,631,927 broker non-votes on Proposal No. 3.

For	Against
57,999,486	15,348,454

Proposal No. 4 – Ratification, confirmation and approval of the renewal of the Ur-Energy Inc. Amended and Restated Restricted Share Unit and Equity Incentive Plan (the “RSU&EI Plan”), and approval and authorization for a period of three years of all unallocated share units and shares issuable pursuant to the RSU&EI Plan. There were 44,631,926 broker non-votes on Proposal No. 4.

For(1)	Against
40,701,098	26,445,022

(1) Excluding 6,201,821 Common Shares held by certain insiders and their affiliates.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  June 3, 2022

Ur-Energy Inc.

By:	/s/ Penne A. Goplerud
Name: Penne A. Goplerud
Title: Corporate Secretary and General Counsel

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